Exhibit 3.1

ARTICLES OF INCORPORATION
OF
POLARYX THERAPEUTICS, INC.

Article I
NAME OF CORPORATION

The name of the corporation is Polaryx Therapeutics, Inc. (the “Corporation”). The Corporation is the resulting entity in the conversion of Polaryx Therapeutics, Inc., a Wyoming corporation, into a Nevada corporation and is a continuation of the existence thereof pursuant to Chapter 92A of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

Article II
REGISTERED AGENT AND REGISTERED OFFICE

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

Article IV
CAPITAL STOCK

A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 600,000,000, of which (i) 560,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 40,000,000 shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”). The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

B. Common Stock. Subject to all the rights, powers and preferences of any outstanding class or series of Preferred Stock and except as provided by law or in these Articles of Incorporation (as amended from time to time, including by any certificate of designation of any outstanding class or series of Preferred Stock, the “Articles”):

1. the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Articles that alters or changes the powers, preferences, rights or other terms of any outstanding class or series of Preferred Stock if the holders of the affected class(es) or series of such Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such class(es) or series, on such amendment pursuant to these Articles or pursuant to the NRS;

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2. dividends and other distributions (as defined in NRS 78.191) may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors or any authorized committee thereof; and

3. upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

C. Preferred Stock. The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to establish and designate by resolution and by filing a certificate of designation pursuant to the NRS, out of any undesignated and unissued shares of Preferred Stock, shares of Preferred Stock in one or more classes or series, to establish or change from time to time the number of shares of each such class or series (but not below the number of shares thereof then outstanding), and to fix the voting powers (if any), designations, preferences, limitations, restrictions and relative rights of the shares of each series.

Article V
STOCKHOLDER ACTION

A. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

B. Special Meetings. Except as otherwise required by the NRS and subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Chair of the Board of Directors, the President, or by the Board of Directors, and shall be called by the President at the request of any person holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

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Article VI
DIRECTORS

A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

B. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide. At all elections of Directors of the Corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of his or her shares of stock multiplied by the number of Directors to be elected, and the holder of stock may cast all of his or her votes for a single Director or may distribute them among the number to be voted for or any two or more of them, as the holder of stock may see fit. To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the President or Secretary of the Corporation that the stockholder desires that the voting for the election of directors be cumulative.

C. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed from time to time solely and exclusively by the Board of Directors. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock have the right, voting separately as a series or together with holders of any other class(es) or series of Preferred Stock, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and the certificate of designation relating to each such class or series of Preferred Stock.

D. Vacancies. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies on the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders, and any Director so appointed shall hold office for the remainder of the term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy on the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

E. Removal. Subject to the rights, if any, of any class or series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including any person appointed by the Board of Directors to fill a vacancy in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of the voting power of sufficient outstanding shares of capital stock to prevent each Director’s election at the time of removal. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged cause and bases therefor shall be sent to the Director whose removal will be considered at the meeting.

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Article VII
LIMITATION OF LIABILITY

The liability of the Directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of the Directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. Any amendment, repeal or modification of this Article VII (whether approved by the stockholders of the Corporation or pursuant to an amendment of the NRS), shall be prospective only and shall not adversely affect any limitation on the liability of any Director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act or omission of such Director or officer occurring before such amendment, repeal or modification. In the event of any conflict between any section of this Article VII and any other provision of these Articles, the terms and provisions of this Article VII shall control.

Article VIII
AMENDMENT OF BYLAWS

Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed, in whole or in part, and new Bylaws may be adopted, by the Board of Directors.

Article IX
AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal the Articles in the manner now or hereafter prescribed by the NRS and these Articles, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of the Articles, and in addition to any other vote of holders of capital stock that is required by the Articles or by law, such amendment or repeal shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of the holders of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of not less than two thirds (2/3) of the voting power of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of these Articles.

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